UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

GALAXY GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street Suite 305

Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class Trading Symbol Name of Exchange on Which Registered

Common Stock GLXZ OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 25, 2024, Galaxy Gaming, Inc. (the “Company”) issued a press release that announced its 2023 financial results and provided guidance on fiscal year 2024 anticipated performance (the “Original Press Release”). The full text of the Original Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein. The Original Press Release contained two (2) errors (explained below) and on March 26, 2024, the Company issued an updated press release that corrects the errors (the “Updated Press Release”). A copy of the Updated Press Release is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated by reference herein.

Specifically, in the Original Press Release, in the table that provided guidance for fiscal 2024, the growth rate for Net Revenue was miscalculated. The calculated growth rate at the midpoint of the guidance range is 6.1%, not the 2.4% indicated in the original press release. A corrected table is presented in the Updated Press Release.

The second error was in the Disaggregation of Revenue table in Exhibit 1 of the Original Press Release, Recurring License Revenue in GG Digital was incorrect. That error flowed through to the consolidated figures for that period. A corrected Exhibit 1 is attached to the Updated Press Release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Original Press Release dated March 25, 2024, summarizing Fiscal Year 2023 Financial Results and Fiscal Year 2024 Guidance.

99.2 Updated Press Release dated March 26, 2024, correcting two errors in the Original Press Release Issued on March 25, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2024

GALAXY GAMING, INC.

By: /s/ Harry C. Hagerty

Harry C. Hagerty

Chief Financial Officer